UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

OREXIGEN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33415	65-1178822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 N. Torrey Pines Ct., Suite 200, La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 875-8600

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 26, 2015, Orexigen Therapeutics, Inc. (the “Company”) entered into a supply agreement with Mallinckrodt LLC (“Mallinckrodt”), effective January 1, 2015, pursuant to which Mallinckrodt will manufacture commercial supplies of naltrexone for use in the Company’s drug products. Pursuant to the terms of the supply agreement, the Company will pay certain fixed prices for such naltrexone, which prices may be adjusted, subject to specified limitations. The Company is required to purchase from Mallinckrodt a specified percentage of the Company’s requirements for naltrexone in its drug products containing naltrexone which are intended for commercial sale, provided that certain terms and conditions are met.

The initial term of the supply agreement commenced in January 2015 and will continue in effect through December 2018. This initial term may only be renewed with the express written agreement of both parties. Either party may terminate the supply agreement effective immediately upon written notice to the other in the event that (a) the other party dissolves, is declared insolvent or bankrupt by a court of competent jurisdiction, (b) a voluntary or involuntary (if not dismissed within a specified number of days) petition of bankruptcy is filed in any court of competent jurisdiction by or against the other party, or (c) the supply agreement is assigned by the other party for the benefit of creditors. Either party may terminate the supply agreement upon 90 days’ written notice to the other party of a failure by that party to perform or observe any material covenant, condition or agreement to be performed or observed by it under the supply agreement, unless such breach has been cured within the 90 day notice period, provided that Mallinckrodt can only cure a breach for failure to timely supply ordered quantities of naltrexone up to one time per year, and provided further that, if the Company breaches the agreement by failing to pay an invoice, the notice and cure periods referred to in this sentence shall only be 30 days. The Company may terminate the supply agreement upon 60 days’ prior written notice to Mallinckrodt in the event that, (a) any regulatory agency takes any action, or raises any objection that prevents the Company from importing, exporting, purchasing or selling naltrexone or any of its drug product containing naltrexone, (b) the Company’s drug product containing naltrexone fails during clinical trials and it withdraws the NDA, or (c) the Company determines, in its sole discretion, to no longer pursue the development and/or commercialization of any of its drug products containing naltrexone.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement, a copy of which the Company intends to file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2015, requesting confidential treatment for certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OREXIGEN THERAPEUTICS, INC.
Date: May 29, 2015	By:	/s/ Joseph P. Hagan
Name: Joseph P. Hagan
Title: EVP, Chief Financial and Business Officer